UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Forbearance Agreement and Omnibus Amendment to Loan Agreement

EVO Transportation & Energy Services, Inc. (the “Company”) previously filed a Current Report on Form 8-K on September 20, 2019, reporting, among other things, the Company’s entry into a $24.5 million financing agreement (the “Financing Agreement”) dated September 16, 2019 among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Collateral Agent”). On February 27, 2020, the Company entered into a Forbearance Agreement and Incremental Amendment to Financing Agreement (the “Incremental Amendment”), pursuant to which the Company obtained an additional $3,214,285.71 term loan commitments (the “Incremental Term Loans”) from Antara Capital Master Fund LP (“Antara Capital”) on the same terms as its existing term loan commitments provided under the Financing Agreement. On March 24, 2020, the Company entered into a forbearance agreement and second incremental amendment to financing agreement (the “Second Incremental Amendment”), pursuant to which the Company obtained an additional $3,061,224 in term loan commitments (the “Second Incremental Term Loans”) from Antara Capital on the same terms as its existing term loan commitments provided under the Financing Agreement.

Pursuant to the Incremental Amendment and Second Incremental Amendment, the Collateral Agent and other lenders agreed to forbear from exercising certain rights, remedies, powers, privileges, and defenses under the Financing Agreement and the other related loan documents during the forbearance period with respect to certain “Specified Defaults” (as defined in the Incremental Amendment and amended by the Second Incremental Amendment). On October 20, 2020, the Company entered into a second amendment to forbearance agreement and omnibus amendment to loan documents (the “Omnibus Amendment”). The Omnibus Amendment extends the forbearance period until December 31, 2020.

The Omnibus Amendment also expands the definition of “Specified Defaults” to include additional events of default and/or expected or anticipated events of default arising under the Financing Agreement and related loan documents, including without limitation the following:

(i)

The Company’s and certain of its subsidiaries’ failure and/or expected failure to pay interest and/or principal to the other holders of promissory notes issued by the Company under the secured convertible promissory note purchase agreement dated as of July 20, 2018, and under promissory notes issued to John and Ursula Lampsa, Danny Cuzick, Billy (Trey) Peck Jr., and First Business Bank;

(ii)	The Company’s failure to adhere to certain covenants contained in the Incremental Amendment and the Second Incremental Amendment;
(iii)	The Company’s failure to make Mandatory Prepayments upon the sale of certain light duty vehicles for $312,000;
(iv)	The Company’s failure to keep certain of its trade payables and other ordinary course of business obligations and expenses paid on a current basis according to the terms thereof;
(v)	The Company’s failure to timely deliver quarterly and annual financial statements to the Collateral Agent and Lenders and expectation to fail to deliver timely financial statements in the future; and
(vi)	the Guarantors’ execution of guarantees in favor of Daimler related to the acquisition of certain equipment, including prior acquisitions.

The Omnibus Amendment contains additional affirmative and negative covenants, including without limitation the following covenants:

(i)

The Company is required to deliver to the lenders and Collateral Agent equity certificates in favor of EVO Holding Company, LLC for 100% of the capital stock of certain subsidiaries of the Company together with stock powers delivered “in blank” by EVO Holding Company, LLC as pledging holder;

(ii)

The Company is required to pursue a claim for reimbursement from the United States Postal Service (“USPS”) with respect to services provided by the Company and its subsidiaries under certain USPS contracts and make from the first $5,000,000 of the proceeds of the claim, if any, one or more mandatory prepayments to the Collateral Agent in the ratable amount of 45% of the proceeds and to Triumph Business Capital in the ratable amount of 45% of the proceeds.

(iii)

The Company and its subsidiaries must either (a) fully consummate the acquisition by EVO Equipment Leasing, LLC of 89 used CNG tractors on or before December 31, 2020 or (b) issue to a commercial escrow holder a certificate for

1,174,800 shares of the Company’s common stock, which certificate will be released from escrow and delivered to (1) the Administrative Agent on the earlier of January 4, 2021 or the date upon which the obligations under the Financing Agreement have been declared to be, or are deemed to be, immediately due and payable or (2) the Company, on the earlier of the satisfaction of the requirements of part (a) above on or before January 3, 2021 or the date that the term loans have been prepaid in cash by at least $25,000,000 on or before December 31, 2020;

(iv)

The Company and its subsidiaries must have received in the aggregate at least $725,000 in cash after the date of the Omnibus Amendment from the United States government on account of rebates, reimbursements or the like in respect of their use on compressed natural gas fuel;

(v)

The Company is required to issue to each of the lenders ratably warrants authorizing such lender to, on or after January 1, 2021, purchase its ratable share of up to 500,000 shares of the voting common stock of the Company at the price of $0.01 per share with a 10 year expiration.  If the Company or any of its subsidiaries has not repaid or partially repaid the obligations with the net proceeds (in the amount of at least $25,000,000) of a financing under the “Main Street Lending Program” on or before December 31, 2020, then the Company is required to issue an additional 1,000,000 warrants to the lenders;

(vi)

The Company must contribute, on or before October 31, 2020, the equity of Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC, Ritter Transportation Systems, Inc. (the “Ritter Companies”), and Finkle Transport Inc. and Courtlandt and Brown Enterprises L.L.C. (the “Finkle Companies”), to a new bankruptcy remote subsidiary of EVO Holding Company, LLC that itself will be a guarantor;

(vii)

The Ritter Companies must be permanently released from their liability and obligations under a Continuing Cross Guaranty dated January 30, 2020 in favor of Mercedes-Benz Financial Services USA LLC (the “Daimler Guaranty”) and the Finkle Companies must be released from their liability and obligations under the Daimler Guaranty to an extent acceptable to the lenders no later than October 31, 2020;

(viii)	Michael Bayles is required to be appointed by the Company’s board of directors (the “Board of Directors”) as Chief Restructuring Officer and as a member of the Board of Directors;
(ix)	The Company is required to expand the Board of Directors by three members to be appointed by the lenders and to appoint Scott Honour as chairperson of the Board of Directors;
(x)

The Board of Directors must form a new committee of the board comprised of Scott Honour, Scott Wheeler, and a member of the Board of Directors appointed by the lenders to oversee the Company’s restructuring; and

(xi)

All warrants previously issued to lenders, at the election of the lender holding same, will be exchanged without any cash consideration for warrants to purchase for $0.01 per share voting common stock of the Company at the rate of 0.64 warrants for shares of voting common stock of the Company.

The Omnibus Amendment also (i) joins EVO Holding Company, LLC as a borrower under the Financing Agreement, (ii) authorizes the Company and/or its subsidiaries to incur unsecured indebtedness of up to $10,000,000 under the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act, and (iii) extends the timelines under which the Company and its subsidiaries are required to comply with certain affirmative covenants set forth in the Financing Agreement, Incremental Amendment, and Second Incremental Amendment.

Transition Services Agreement

In connection with the Omnibus Amendment, the Company and each of its subsidiaries entered into a transition services agreement (the “Transition Services Agreement”), under which  each subsidiary of the Company except for the Ritter Companies and Finkle Companies that provides services or use of equipment (including software and computing systems) to one or more other subsidiaries agreed to provide transition services for a period of up to 12 months in the event of a separation by foreclosure, deed in lieu of foreclosure, or other disposition of such subsidiary arranged by the lenders under the Financing Agreement.

The foregoing summary descriptions of the material terms of the Omnibus Amendment and Transition Services Agreement are not complete and are qualified in their entireties by reference to the full text of the Omnibus Amendment and Transition Services Agreement, which are filed as Exhibits 4.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1

Second Amendment to Forbearance Agreement and Omnibus Amendment to Loan Documents dated October 20, 2020 between EVO Transportation & Energy Services, Inc., each subsidiary of EVO Transportation & Energy Services, Inc., various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

10.1	Transition Services Agreement dated October 20, 2020 between EVO Transportation & Energy Services, Inc. and each subsidiary of EVO Transportation & Energy Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer